Exhibit 10.20

Subcontract No. 889208

Revision 0

18 January 2005

FIXED PRICE SUBCONTRACT

889208

Between

BOEING SATELLITE SYSTEMS, INC.

El Segundo, California

And

ASTROTECH SPACE OPERATIONS, INC.

Titusville, Florida

For

WIDEBAND GAPFILLER SATELLITE (WGS) PROGRAM

LAUNCH SITE

PAYLOAD PROCESSING FACILITIES AND SERVICES

Subcontract No. 889208

Revision 0

18 January 2005

AGREEMENT

This Firm Fixed Price (FFP) Subcontract by mutual agreement of the parties hereto, is entered into between Astrotech Space Operations, Inc. (hereinafter referred to as “Astrotech,” “ASO,” Subcontractor,” “Supplier,” or “Seller”) by Boeing Satellite Systems, Inc., located at 2260 E Imperial Hwy, El Segundo, California 90245 (hereinafter referred to as “BSS” or “Buyer”) (each a “Party” and together the “Parties”) for the goods and services described herein, and is subject to the terms and conditions set forth thereto.

This Subcontract and the attachments and documents incorporated herein constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior representations Subcontract, communications and agreements. The invalidity, in whole or in part, of any provisions of this Subcontract shall not affect the validity of other provisions. The failure by either party to insist, in any one or more instances, upon the performance of any terms or requirements of this Subcontract shall not be construed as a waiver or relinquishment of such party’s right to such performance of such terms or future performance of such terms or requirements, and the other party’s obligation in respect thereto shall continue in full force and effect.

Sections A through I are an integral part of this Subcontract and are incorporated herein by this reference. Furthermore, all documents cited and referred to in this Subcontract are incorporated herein by this reference and made an integral part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Subcontract effective as of the date executed by BSS below:

ASTROTECH SPACE OPERATIONS, INC.		BOEING SATELLITE SYSTEMS, INC.

By:	/s/ JOHN B. SATROM	By:	/s/ JON CONNOR
Typed Name:	John B. Satrom	Typed Name:	Jon Connor
Title:	Senior VP & General Manager	Title:	Subcontract Manager

Date: 20 January, 2005		Date: January 19, 2005

Subcontract No. 889208

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CONTENTS OF SUBCONTRACT

COVER/SIGNATURE PAGE

CONTENTS OF SUBCONTRACT

SECTION A	SPECIAL AGREEMENTS AND OTHER IMPORTANT PROVISIONS AND NOTIFICATIONS
	A.1	ORDER OF PRECEDENCE
	A.2	SUBCONTRACT MODIFICATIONS

SECTION B	GOODS/SERVICES AND PRICES
	B.1	TYPE OF SUBCONTRACT
	B.2	STATEMENT OF REQUIREMENTS
	B.3	SERVICES, PRICES AND LINE ITEM NUMBERS (SCLINs)
	B.4	PAYMENT AND BILLING (Receipt of Goods/Services)

SECTION C	SUPPLIER WORK STATEMENT /SPECIFICATIONS
	C.1	SUPPLIER WORK STATEMENT

SECTION D	INSPECTION AND ACCEPTANCE/QUALITY ASSURANCE
	D.1	INSPECTION AND ACCEPTANCE

SECTION E	DELIVERY/PERFORMANCE
	E.1	DELIVERY/PAYLOAD PROCESSING SERVICES - FLORIDA

SECTION F	SUBCONTRACT ADMINISTRATION DATA
	F.1	TECHNICAL AND ADMINISTRATIVE REPRESENTATIVES
	F.2	COMMUNICATIONS
	F.3	SUBMISSION OF INVOICES
	F.4	PAYMENT TERMS

SECTION G	SPECIAL PROVISIONS
	G.1	PLACE OF PERFORMANCE
	G.2	BUYER/GOVERNMENT FURNISHED SPECIAL TOOLING, SPECIAL TEST EQUIPMENT, MATERIAL, AND/OR FACILITIES
	G.3	IDENTIFICATION OF RESTRICTIONS ON GOVERNMENT RIGHTS IN TECHNICAL DATA AND COMPUTER SOFTWARE
	G.4	FACILITY ACCESS AND MANIFEST COORDINATION
	G.5	DAMAGE TO PERSONS OR PROPERTY INVOLVED IN PAYLOAD PROCESSING ACTIVITY
	G.6	SCHEDULE AND FACILITY ASSIGNMENTS
	G.7	TERMINATION

SECTION H	GENERAL PROVISIONS
	H.1	TERMS AND CONDITIONS GUIDE
	H.2	TERMS AND CONDITIONS TAILORING
	H.3	SUBCONTRACT ASSIGNMENT

SECTION I	LIST OF DOCUMENTS, EXHIBITS AND ATTACHMENTS APPLICABLE TO THIS SUBCONTRACT

Subcontract No. 889208

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SECTION A - SPECIAL AGREEMENTS AND OTHER IMPORTANT PROVISIONS AND NOTIFICATIONS

A.1	ORDER OF PRECEDENCE

In the event of an inconsistency between any of the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence to the provisions of the Subcontract in the following order:

1.	Subcontract Terms and Conditions, Sections A, B, D, E, F, and G

2.	WGS Contract Security Classification Specification, DD Form 254 (Section I, Exhibit D)

3.	Supplier Work Statement, Section C

4.	Payload Processing Requirements Documents (Section I, Exhibits A and B)

5.	Proprietary Information Agreement (Section I, Exhibit C)

6.	All Other Attachments, Exhibits and Documents listed in Section H

A.2	SUBCONTRACT MODIFICATIONS

Modifications to this subcontract shall be made through the issuance of subcontract change notices and in accordance with the Changes clause of GP2 (see Section H, General Provisions).

SECTION B - GOODS/SERVICES AND PRICES

B.1	TYPE OF SUBCONTRACT

This subcontract is a firm fixed price (FFP), type contract. Under FFP contracting, the Seller shall provide goods/services, including access to the Astrotech Florida facilities, weekend and overtime support as required, at a price that is not subject to any adjustment on the basis of the Seller’s cost experience. In FFP contracting, the Seller bears the entire risk of cost and performance.

B.2	STATEMENT OF REQUIREMENTS

In accordance with the Subcontract, Seller shall provide all materials, labor, services, equipment and facilities, as well as Buyer’s access to the Astrotech Florida Facilities, except as specified herein to be furnished by the Buyer and/or Government, and shall do all that is necessary or incident to the satisfactory and timely performance of the SCLINs listed below in accordance with the requirements of this Subcontract.

B.3	SERVICES, PRICES AND LINE ITEM NUMBERS (SCLINs)

(a)	Buyer will purchase the Basic Services described hereunder from Astrotech for each of the first three Wideband Gapfiller Satellites (hereinafter called “WGS Spacecraft” or “Payload”), identified as WGS-1, WGS-2, and WGS-3. The total price of the Mission Services due to Seller by Buyer for the Payloads shall be $2,507,500.00.

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(b)	Price. BSS shall pay Astrotech a firm fixed price (hereinafter called “Mission Services Fee”) for all materials, labor, services, equipment and facilities provided at the Astrotech Florida Facilities under this Subcontract for each WGS Spacecraft.

Payload Mission Pricing

SCLIN	Payload	Mission Services Fee	Valid Through
1	WGS-1	$835,834.00	12/31/2006
2	WGS-2	$835,833.00	12/31/2006
3	WGS-3	$835,833.00	12/31/2007
Total Missions:		$2,507,500.00

(c)	Price Escalation for Mission Launch Delays. If the Occupancy Periods for any of the Guaranteed Payloads defined above are postponed by BSS beyond the validity dates indicated, price escalation shall apply at a rate of 4% per calendar year increment. Seller recognizes this is the sole remedy for any schedule delay, so long as the materials, labor, services, equipment, and facilities provided for each WGS Spacecraft remain within the scope of work described in the Supplier Work Statement.

B.4	PAYMENT AND BILLING (Receipt of Goods/Services)

(a)	The Parties agree that the basis for payment under this Subcontract is the performance of acceptable services in support of BSS Payload processing activities at the Astrotech Florida facilities.

(b)	Seller shall bill Buyer for the services provided for under this Subcontract. Buyer shall pay Seller upon receipt of the following: a properly prepared Seller’s invoice and acceptable contract performance as defined in Section B.4, Part (a). Seller shall prepare and submit the aforementioned invoice in accordance with Subcontract Section F.3.

(c)	Payments. All payments shall be (i) in United States Dollars, (ii) payable to Astrotech Space Operations, Inc., and (iii) delivered, at BSS expense, to the office of Astrotech Space Operations, Inc. at 1515 Chaffee Drive, Titusville, FL 32780 (or other address specified by Astrotech in writing) within thirty (30) days of receipt of the invoice by BSS. All payments shall reference the Astrotech invoice number.

(d)	Billing Schedule.

Each Mission Exhibit executed by the Parties under this Subcontract shall set forth the billing schedule for payment of the Mission Services Fee applicable to that particular Payload. The amount and billing dates of the scheduled Mission Services Fee partial payments are per the table below. All invoices shall be submitted in accordance with Sections F.2 and F.3. Payment terms shall be in accordance with Section F.4.

Milestone	Payload	Milestone Value	Payment Billing Schedule
1	WGS-1	$835,834.00	Effective date of contract
2	WGS-2	$416,667.00	30 days prior to start of occupancy
3	WGS-2	$419,166.00	30 days after end of occupancy
4	WGS-3	$416,667.00	30 days prior to start of occupancy
5	WGS-3	$419,166.00	30 days after end of occupancy
Total:		$2,507,500.00

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(1)	Final Billing. As soon as practicable, but not later than sixty (60) days after the customer vacates the facility for each particular WGS Spacecraft, BSS will be invoiced for any additional charges agreed to for each particular Payload.

SECTION C - STATEMENT OF WORK/SPECIFICATIONS

C.1	SUPPLIER WORK STATEMENT

Supplier Work Statement No. 889208, Payload Processing Services for the WGS Program, is incorporated into Section C by reference.

SECTION D - INSPECTION AND ACCEPTANCE/QUALITY ASSURANCE

D.1	INSPECTION AND ACCEPTANCE

(a)	All goods and services shall be subject to in-process inspection/test by the Buyer at the Seller’s facility at all times during the period of performance and, in any event, prior to shipment. If the Buyer performs inspection or evaluation on the premises of the Seller or its subcontractor(s), the Seller shall furnish and require its subcontractor(s) to furnish, without additional charge, all reasonable facilities and assistance for the safe performance of these duties.

(b)	The provisions of Section D are in addition to any other inspection and acceptance provisions of this Subcontract. In the event of a conflict between Section D and any other inspection and acceptance provisions of this Subcontract, including the inspection and acceptance provisions set forth by the Statement of Work and the General Provisions, the full text provisions of Section D shall prevail.

SECTION E - DELIVERY/PERFORMANCE

E.1	DELIVERY/PAYLOAD PROCESSING SERVICES - FLORIDA

Payload processing services period of performance shall begin with the execution of this Subcontract by BSS and shall continue through the end of the Occupancy Period of the last Payload processed under the terms of this Subcontract at the Astrotech Florida facilities.

SECTION F - SUBCONTRACT ADMINISTRATION DATA

F.1	TECHNICAL AND ADMINISTRATIVE REPRESENTATIVES

(a)	The following technical and administrative representatives of the Buyer and Seller are hereby designated for this Subcontract:

Seller’s Representatives are:	Buyer’s Representatives are:

Dwayne Light Technical Manager	Larry Glass or Greg Reynolds Technical Manager

John B. Satrom Contract Representative	Jon Connor Subcontract Manager

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(b)	The Buyer’s Technical Manager is responsible for day-to-day clarifications, guidance and technical direction as may be required within the scope of the technical work requirements.

(c)	Contact with the Buyer regarding prices, terms, quantities, deliveries, and financial adjustments shall be made only between the Buyer’s Subcontract Representative and the Seller’s Contract Representative. Actions taken by the Seller, which by their nature effect a change to this Subcontract, shall only be binding upon the Buyer when such action is specifically authorized in writing by the Buyer’s Subcontract Representative. Unless specified otherwise in this Subcontract, all written communications between Seller and Buyer shall be addressed and directed to the Buyer’s Subcontract Representative and Seller’s Contract Representative.

(d)	The Buyer shall be responsible for all liaison and communications with the Buyer’s customer (US Air Force and their consultants) as well as the Buyer’s other subcontractors (e.g., Saab Ericsson) for the term of this Subcontract. The Seller shall not communicate with the Buyer’s customer nor the Buyer’s other subcontractors regarding this Subcontract except with the prior consent of the Buyer. The Seller shall communicate directly with the Launch Vehicle Technical Manager regarding execution of launch vehicle processing tasks covered within the scope of this Subcontract and associated documents.

(e)	No verbal or written request, notice, authorization, direction or order received by the Seller shall be binding upon the Buyer, or serve as the basis for a change in the Subcontract, unless issued (or confirmed) in writing by the Buyer’s Subcontract Representative.

(f)	The Seller shall immediately notify the Buyer’s Subcontract Representative whenever a verbal or written change notification has been received from an employee of the Buyer (other than the Subcontract Representative), which would affect any of the terms, conditions, cost, schedules, etc., of this Subcontract, and the Seller is to perform no work or make any changes in response to any such notification or make any claim on Buyer unless the Buyer’s Subcontract Representative directs the Seller, in writing, to implement such change notification.

F.2	COMMUNICATIONS

(a)	All notices and other binding communications shall be in writing and sent by cable, telex, U.S. mail, telefax, or other customary means, addressed as follows:

Seller:	Buyer:

Astrotech Space Operations, Inc.	Boeing Satellite Systems, Inc.
1515 Chaffee Drive	P.O. Box 92919, MC W-S05-P200
Titusville, Florida 32780	Los Angeles, CA 90009-2919
Attn: Mr. John B. Satrom	Attn: Mr. Jon Connor

or to such other address as the Seller’s Contract Representative or Buyer’s Subcontract Representative shall designate by written notice. All correspondence, data and reports submitted by the Seller shall reference Subcontract number 889208.

F.3	SUBMISSION OF INVOICES

(a)	Seller shall submit invoices addressed as follows:

Original and one (1) copy to:

Boeing Satellite Systems, Inc.

P.O. Box 92919

MC W-S05-P200

Los Angeles, CA 90009-2919

Attn: Mr. Jon Connor

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(b)	Seller’s invoices and attachments thereto shall contain the following information, as applicable: Seller’s name and business address, date of invoice, the Subcontract number, name of Buyer’s designated Contract Representative, description of services, and Seller’s signature.

(c)	Invoices submitted without the above information may be returned to the Seller for correction.

F.4	PAYMENT TERMS

Payments are due no later than 30 days after receipt of invoice.

SECTION G - SPECIAL PROVISIONS

G.1	PLACE OF PERFORMANCE

The work under this Subcontract shall be performed at the Seller’s Facility located at Titusville, Florida, Cape Canaveral Force Air Station, Kennedy Space Center, and points in between.

G.2	BUYER/GOVERNMENT FURNISHED SPECIAL TOOLING (ST), SPECIAL TEST EQUIPMENT (STE), PLANT EQUIPMENT (PE), MATERIAL, AND/OR FACILITIES

(a)	Pursuant to the Property Clause of this Subcontract, the Buyer shall furnish for use in the performance of this Subcontract, the following Buyer and/or Government-furnished ST, STE, PE, material, and/or facilities identified in paragraphs (b) and (c) below on or before the date(s) specified.

(b)	Buyer Furnished ST, STE, PE, material, and/or facilities: None

(c)	Government Furnished ST, STE, PE, material, and/or facilities: None

G.3	IDENTIFICATION OF RESTRICTIONS ON GOVERNMENT RIGHTS IN TECHNICAL DATA AND COMPUTER SOFTWARE

(a)	In accordance with the Section H General Provisions pertaining to data rights, the Seller has identified the technical data and/or computer software listed in paragraph (b) below, that may be delivered by Seller with other than unlimited rights: None

G.4	FACILITY ACCESS AND MANIFEST COORDINATION

During the period of performance specified in Section E.1, Astrotech will coordinate with BSS on a regular basis, but no less than once per quarter, the facility manifest for the Astrotech facilities in order to ensure the availability to BSS of the facilities required to support the WGS Spacecraft processing.

G.5	DAMAGE TO PERSONS OR PROPERTY INVOLVED IN PAYLOAD PROCESSING ACTIVITY

This section is reserved for an inter-party waiver of liability for property damage and/or personal injury that might occur during Payload processing activities. A mutually acceptable inter-party waiver of liability will be incorporated within 3 months after Subcontract award. In the event that the Parties are unable to reach agreement on the provision related to the inter-party waiver of liability and the associated indemnification terms, either Party may cancel this Subcontract without prejudice.

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G.6	SCHEDULE AND FACILITY ASSIGNMENT

(a)	Occupancy Period. The period of time agreed to by BSS and Astrotech during which BSS will have the right to occupy the Astrotech Facility or otherwise receive Services for each WGS Spacecraft to be processed under this Subcontract (hereinafter called “Occupancy Period”) and the launch date upon which the Occupancy Period is based shall be determined and set forth in the Mission Exhibit of this Subcontract applicable to the particular WGS Spacecraft. Such Mission Exhibit shall also contain the schedules and assignments for the use of the facilities within Astrotech Florida, by BSS.

(b)	Key Dates. Key milestone dates relating to all critical events that could affect the Occupancy Period or Services to be performed for each WGS Spacecraft under this Subcontract shall be exchanged between the BSS Technical Manager and the Astrotech Technical Manager. Each party shall advise the other, in a timely manner, of any event which occurs that would significantly alter the agreed to Occupancy Period or Services.

(c)	Schedule Changes. BSS and Astrotech recognize that the nature of spaceflight activity is such that schedules must sometimes be changed, often for reasons beyond the control or reasonable predictive ability of BSS or Astrotech. In the event that a change in the Occupancy Period or in the schedules for the use of the respective Astrotech facilities for a particular WGS Spacecraft becomes necessary by BSS or Astrotech, the Parties agree to work together to accommodate the particular rescheduling request (including, if necessary, changes in the assignments for the use of the respective Astrotech facilities, and overtime and weekend work by Astrotech and BSS, and their respective contractors and subcontractors), in a manner that will be mutually acceptable, satisfy the established launch schedules, and be compatible with the established or changed schedules of the other customers of Astrotech. Once the need for such a change has been recognized by either Party, that Party shall promptly notify the other party of the particular rescheduling or reassignment request, and the related circumstances. Any officially announced change (by letter, press release, or other formal means) in the launch date for a particular WGS Spacecraft that is more than two weeks from the launch date upon which the current Occupancy Period is based shall be deemed to be notification to Astrotech of a request to change the Occupancy Period, unless BSS otherwise notifies Astrotech in writing.

(d)	Schedule Changes Requested or Caused by BSS. In the event that BSS requests or causes a change (including that resulting from an officially announced change in launch date) in the Occupancy Period or the schedule for the use of the respective Astrotech Florida facilities for a particular WGS Spacecraft, as long as the resulting change does not result in a total mission Occupancy Period in excess of 14 calendar weeks, such change shall not affect the Mission Services Fee other than those provisions previously described in Section B.3, Parts (b) and (c).

(e)	Schedule Changes Requested by Astrotech. In the event that Astrotech requests and BSS agrees to a change in the Occupancy Period for a particular WGS Spacecraft, such change shall not affect the Mission Services Fee.

(f)	Program Priority Rating. This is a DO-A2 rated order certified for national defense use. Astrotech shall follow the requirements of the Defense Priorities and Allocations System regulation (15 CFR Part 700).

G.7	TERMINATION

(a)	Termination by BSS.

(1)

Termination for Convenience. BSS shall only have the right to terminate for convenience its obligation to obtain Astrotech Services under this Subcontract for one or all of the Guaranteed Payloads in the event that the manufacture and/or launch of one or all of the

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Guaranteed Payloads is not completed under the terms of its contract with the U.S. Government. BSS shall provide such notice to Astrotech in writing.

(2)	Termination for Cause. Buyer may, by written notice to Seller, cancel all or part of this Subcontract (i) if Seller fails to deliver the Services within the time specified by this or any written extension; (ii) if Seller fails to perform any other provision of this Subcontract or fails to make progress, so as to endanger performance of this Subcontract, and, in either of these two circumstances, does not implement a mutually-acceptable corrective action within 15 days after receipt of notice from Buyer specifying the failure; or (iii) in the event of Seller’s actual or anticipated bankruptcy, suspension of business, or financial insolvency. Seller shall continue work not canceled.

(3)	Termination Charge. In the event of termination by BSS pursuant to Section G.7, Parts (a)(1), (a)(2) or (a)(3), BSS shall pay Astrotech a Termination Charge as determined below. In the event of an overpayment, Astrotech shall refund the amount of such overpayment to BSS. All payments shall be due within 30 days of notification by either party.

a)	Termination for Convenience. Should BSS terminate this Subcontract for one or more WGS Spacecraft, BSS shall pay Astrotech as liquidated damages a pro-rated share of the Mission Services Fee applicable for that particular WGS Spacecraft based on the portion of the contracted Occupancy Period elapsed as of the date BSS vacates the Astrotech Facility, computed on a daily basis, but not less than ten percent (10%) of the Mission Services Fee for that WGS Spacecraft, plus any additional charges agreed to or otherwise due and payable under this Subcontract as of the date BSS vacates the Astrotech Facility. The minimum 10% termination fee also applies if termination by BSS occurs prior to the start of facility Occupancy Period for the Payload or Payloads.

b)	Termination for Cause. Should BSS exercise its rights to terminate this Subcontract under the provisions of Section G.7, Part (a)(2) above, BSS shall not be required to pay Astrotech any termination charges associated with that particular WGS Spacecraft.

(b)	Termination by Astrotech.

(1)	Inability to Perform. Astrotech shall have the right to terminate, in whole or in part, its commitment to furnish the services under this Subcontract, only to the extent that Astrotech is prevented from performing said Services, (i) in the event of riot, civil strife, war, damage to or destruction of the Astrotech facility, natural disaster or other Act of God beyond the control of Astrotech, or (ii) in the event the United States Government terminates or fails to provide support it has committed to Astrotech which is necessary for Astrotech to perform certain Services to be provided hereunder, and Astrotech cannot reasonably provide other means whereby to perform such Services. Prior to considering termination pursuant to this Section G.7, Part (b)(1), Astrotech shall consult with BSS in order to seek alternative means of providing Services acceptable to BSS.

(2)	Termination Charge. In the event of a termination of Services for a Payload by Astrotech pursuant to Section G.7, Part (b)(1), BSS shall not be required to pay Astrotech any termination charge. In the event of overpayment, Astrotech shall refund the amount of such overpayment to BSS within 30 days of termination notice.

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SECTION H - GENERAL PROVISIONS

The below-noted terms and conditions, full text clauses, provisions and modifications thereto are the General Provisions of the Subcontract.

H.1	TERMS AND CONDITIONS GUIDE

This Subcontract incorporates by reference the below-listed clauses with the same force and effect as if they were set forth in full text. Unless indicated elsewhere in this Subcontract, the version of each incorporated clause will be the version identified in the following table.

NUMBER	TITLE
GP2	Fixed Price Services - General Provisions (07/09/2004)
3000	Dangerous Goods and Hazardous Materials (10/15/2002)
3002	Hazardous Material – Material Safety Data Sheet (10/15/2002)
3003	Seller Compliance with Occupational Safety & Health Act of 1970 (10/15/2002)
3029	Safety and Accident Prevention (10/15/2002)
3062	Rights in Patents and Inventions (Other than Government Contracts) (10/15/2002)
3063	Right in Software Documentation, and Other Forms of Authorship Generated in Effort Not Supporting Government Contracts (10/15/2002)
4007	Additional General Provisions (11/12/2004)
40-0135B	Rights in Technical Data/Cost or Pricing Information (07/01/2003)

Applicable FAR Clauses: 52.222.26, 52.222.35, and 52.222.36

H.2	TERMS AND CONDITIONS TAILORING

The following tailoring shall apply to the Boeing standard Terms and Conditions delineated in Section H.1.

GP2, Paragraph 6, is not applicable.

GP2, Paragraph 5, is superseded by the following:

5. WARRANTY: Seller warrants that all Services performed hereunder shall be performed by employees or agents of Seller who are experienced and skilled in their profession and in accordance with industry standards. Seller further warrants that all Services performed under this contract, at the time of acceptance, shall be free from defects in workmanship and conform to the requirements of this contract. Buyer shall give written notice of any defect or nonconformance to Seller within one year from the date of acceptance by Buyer. Buyer may, at its option, either (a) require correction or reperformance of any defective or nonconforming services, or (b) make an equitable adjustment in the price of this contract. If Seller is required to correct or reperform the Services, such correction or reperformance shall be at Seller’s expense. Any Services corrected or reperformed shall be subject to this article to the same extent as Services initially performed. If Seller fails or refuses to correct or reperform, Buyer may correct or replace with similar services and charge Seller for any cost to Buyer or make an equitable adjustment in the price of this contract. In no case shall the total value of damages due to Buyer by Seller under this Warranty exceed the total value of the Services performed by Seller to date under the terms of this subcontract agreement.

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GP2, Paragraph 34, is superseded by the following:

34. REJECTION

a. If Seller delivers nonconforming Services, Buyer may require Seller to promptly correct or replace the nonconforming Services. Redelivery to Buyer of any corrected or replaced Services shall be at Seller’s expense.

b. In addition Buyer may (i) correct the nonconforming Services or (ii) obtain replacement Services from another source at Seller’s expense. In no case shall the cost to Seller of Buyer’s expenses related to the rework/replacement of nonconforming Services using alternate sources/suppliers exceed the total value of Services performed to date by Seller for Buyer under the terms of this subcontract agreement.

c. Seller shall not redeliver corrected or rejected Services without disclosing the former rejection or requirement for correction. Seller shall disclose any corrective action taken. All repair, replacement and other correction and redelivery shall be completed within the original delivery schedule or such later time as Buyer may reasonably direct.

GP2, Paragraph 38, is superseded by the following:

38. RECORDS AND AUDIT. Seller shall retain all records and documents pertaining to the Services for a period of no less than three years after final payment. Such records and documents shall date back to the time this contract was issued and shall include, without limitation, catalogs, price lists, invoices and inventory records for purposes of verification of prices or rates charged by Seller for Services procured by Buyer. Buyer shall have the right to examine, reproduce and audit all such records related to pricing and performance to evaluate the accuracy, completeness and currency of cost data related to “Changes” or “Cancellation for Default” articles of this contract.

4007, Paragraph 10, is not applicable.

H.3	SUBCONTRACT ASSIGNMENT

Neither Party shall assign any of its rights or interest in this Subcontract all or substantially all of its performance of this Subcontract, without the other Party’s prior written consent. Such consent shall not unreasonably be withheld. Neither Party shall delegate any of its duties or obligations under this Subcontract. No assignment, delegation or subcontracting by either Party, with or without the other Party’s consent, shall relieve either Party of any of its obligations under this Subcontract. This article does not limit either Party’s ability to purchase standard commercial supplies or raw materials. Either Party may assign its right to monies due or to become due.

SECTION I- LIST OF DOCUMENTS, EXHIBITS AND ATTACHMENTS

APPLICABLE TO THIS SUBCONTRACT

1.	Exhibit A, Payload Processing Requirements Document/WGS/Atlas EELV (see SWS paragraph 2.2).

2.	Exhibit B, Payload Processing Requirements Document/WGS/Delta EELV, (see SWS paragraph 2.2).

3.	Exhibit C, Proprietary Information Agreement No. 2004-4246 dated 1 December 2004, between Astrotech Space Operations, Inc. and Boeing Satellite Systems, Inc.

4.	Exhibit D, WGS Contract Security Classification Specification, DD Form 254.

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SUPPLIER WORK STATEMENT

PAYLOAD PROCESSING SERVICES

FOR THE WGS PROGRAM

APPROVALS

BOEING SATELLITE SYSTEMS		ASTROTECH SPACE OPERATIONS, INC.

By:	/s/ JON CONNOR	By:	/s/ JOHN B. SATROM
	Jon Connor		John B. Satrom
	Subcontract Manager		Senior VP & General Mgr

Date:	January 19, 2005	Date:	20 January 2005

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CHANGE TABLE

NO.	DATE	AUTHORITY	APPENDIX	DESCRIPTION

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CONTENTS

Section 1.0	PAYLOAD PROCESSING SERVICES	1
	1.1 General	1
	1.2 Description of Services	1
	1.3 Basic Services	1

Section 2.0	DOCUMENTATION REQUIREMENTS	2
	2.1 General	2
	2.2 Payload Processing Requirements Document	2
	2.3 Hazardous Procedures	2
	2.4 Liquid Propellant Operations Crew Certification	3
	2.5 Heavy Equipment Training Certification	3

Section 3.0	COORDINATION	3
	3.1 Agreement Coordinators and Technical Managers	3
	3.2 Launch Vehicle Technical Managers	3
	3 3 Coordination With U. S. Government	4
	3.4 Additional Coordination	4

Appendix A	MISSION EXHIBITS	A-1

Appendix B	WGS SPACECRAFT PROCESSING SERVICES	B-1

Appendix C	ATLAS V LAUNCH VEHICLE PROCESSING SERVICES	C-1

Appendix D	DELTA IV LAUNCH VEHICLE PROCESSING SERVICES	D-1

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1. Payload Processing Services.

1.1 General. The description and specifications of the Astrotech facilities, as they pertain to this Agreement, are those contained in the document titled “Astrotech Space Operations Florida (ASOFL) Facility Accommodations Manual” dated April 2001, as amended by the April 2002 update to Chapter 13 that reflects the as-built configuration of Building 9. Subsequent revisions to this document are incorporated upon release to the extent that they expand the Astrotech capabilities.

1.2 Description of Services. Services shall consist of Basic Services as defined below. It is recognized by BSS and Astrotech (i) that certain of the Services to be provided to BSS shall be obtained by Astrotech from the United States Air Force (hereinafter called “USAF”) and the National Aeronautics and Space Administration (hereinafter called “NASA”) under the terms of Astrotech’s commercialization agreements with the USAF and NASA respectively, and (ii) that BSS, or their respective contractors or subcontractors other than Astrotech, shall perform all activity involving assembly, servicing and checkout of the Payload and use of its associated ground support equipment, unless otherwise expressly provided for in this Agreement.

1.3 Basic Services. Under this Agreement, BSS shall utilize the applicable Astrotech Florida facilities as provided for herein, for payload processing support of the first three WGS Spacecraft. In addition to operating and maintaining the Astrotech Facility, Astrotech shall provide to BSS for each WGS Spacecraft to be processed under this Agreement (i) the package of Spacecraft Processing Services set forth in Appendix B of this SWS, (ii) for each ATLAS V mission the package of ATLAS V Launch Vehicle Processing Services set forth in Appendix C of this SWS, and (iii) for each DELTA IV mission the package of DELTA IV Launch Vehicle Processing Services set forth in Appendix D of this SWS.

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2. Documentation Requirements.

2.1 General. BSS shall provide Astrotech the documentation described in Sections 2.2, 2.3 and 2.4 below applicable to the activities planned to occur at the Astrotech Florida facilities. While it is essential that the required content of this documentation be complete as defined below, Astrotech shall accept the documentation in any format convenient to BSS. In particular, to the extent the required documentation has been prepared for and approved by NASA or USAF for activity in Government facilities, such documentation shall be fully accepted by Astrotech, except to the extent additional information may be required to adequately define a planned activity at the Astrotech Florida facilities. Astrotech shall evaluate such BSS provided documentation only from the standpoint of facility compatibility and safety, and shall not attempt to evaluate, in any way, the probability of Payload success. All such documentation shall be written in the English language.

2.2 Payload Processing Requirements Document. A Payload Processing Requirements Document for each Payload shall be submitted to Astrotech nominally six months prior to the beginning of the Occupancy Period set forth in Annex A below for each respective Payload, unless otherwise requested by Boeing and agreed to in writing by Astrotech. This document shall provide a description of the Payload (including a description of each hazardous system), outline all Payload activities planned to occur at the Astrotech Florida facilities, and detail ail services and support requested by BSS to be provided by Astrotech. The hazardous systems description shall include drawings, schematics, summary test data, and any other available information which shall aid in appraising the respective systems. Hazardous systems shall be those defined in the heritage USAF Range Safety Requirements Document, EWR 127-1, including ordnance devices, propellants, pressurized systems, toxic material, and radio frequency (RF) radiation, and any other system which is a source of danger either to personnel or equipment. Astrotech shall review the Payload Processing Requirements Document, which, when mutually agreed to by Astrotech and BSS, shall constitute the detailed definition of the Services to be provided by Astrotech for the particular Payload and associated payload fairing encapsulation. For repeat payload processing operations, to the extent that identical spacecraft processing operations or identical payload fairing encapsulation operations are to be performed, a one-time submittal shall suffice for all such operations.

2.3 Hazardous Procedures. Detailed procedures must be prepared for all operations at the Astrotech Florida facilities involving hazardous systems, as defined in Section 2.2 above. All such procedures shall be clearly labeled as “Hazardous” and shall be submitted to Astrotech for review no

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later than sixty (60) days prior to the first planned use at the Astrotech Florida facilities. Once mutually agreed to by Astrotech and BSS, hazardous procedures shall be followed without exception. Any changes to a mutually agreed to hazardous procedure must be mutually agreed to by the Astrotech and BSS Technical Managers prior to use.

2.4 Liquid Propellant Operations Crew Certification. BSS shall submit to Astrotech written notification designating the liquid propellant operations crew for the Payload no later than one week prior to the beginning of liquid propellant operations for each WGS Payload. This Liquid Propellant Operations Crew Designation shall identify all personnel who shall be directly involved in handling liquid propellants at the Astrotech Florida facilities and shall indicate that each individual is properly trained and physically qualified to perform such activity.

2.5 Heavy Equipment Training Certification. BSS shall submit to Astrotech written notification designating the BSS personnel who shall be operating the Astrotech Florida facilities bridge cranes and/or forklifts in support of the planned payload processing operations for each Payload. Such notification shall be submitted no later than one week prior to the start of the Occupancy Period for the Payload, and shall certify that the named individuals have met all BSS training requirements to operate overhead bridge cranes, forklifts, or both as appropriate. Astrotech personnel shall provide equipment familiarization training regarding the use of the Astrotech cranes and forklifts to those individuals named by BSS as certified in these functions.

3. Coordination.

3.1 Contract Representatives and Technical Managers. BSS and Astrotech shall each designate a Contract Representative who shall be responsible for coordinating with the Contract Representative of the other party all financial, general scheduling, and other contractual matters related to this Subcontract. In addition, BSS and Astrotech shall each designate a Technical Manager who together shall be responsible for coordinating all technical activities, including the day-to-day activity schedules, to be performed under this Subcontract. Either party may replace their Agreement Coordinator or Technical Manager by informing the other party in writing of such action and the effective date of such redesignation, in accordance with Section F.2 of the contract Terms and Conditions.

3.2 Launch Vehicle Technical Manager. A Launch Vehicle Point of Contact shall be identified by BSS no later than 90 days prior to the start of each Occupancy Period. Astrotech shall

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coordinate all launch vehicle processing matters, for either Atlas V and Delta IV, directly with the Launch Vehicle Technical Manager.

3.3 Coordination With U.S. Government. The Astrotech Technical Manager shall provide all coordination with USAF or NASA for any U.S. Government support provided to BSS at the Astrotech Facility under this Subcontract and for delivery of the Payload to the designated launch site facility following completion of processing at the Astrotech Florida facilities.

3.4 Additional Coordination. The Astrotech Technical Manager and the BSS Technical Manager shall, through consultation, coordinate the activities of Astrotech and BSS related to the furnishing of Services provided under this Subcontract, and, at each parties own expense, shall call upon individuals from their respective organizations, including contractors and consultants, to participate as necessary and appropriate in such consultations.

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APPENDIX A-1

MISSION EXHIBIT

FOR THE WGS-1 PAYLOAD

This Mission Exhibit sets forth the Payload-specific details and requirements for the services to be provided by Astrotech to BSS under this subcontract in support of the launch of WGS-1.

Launch Planning Window. For planning purposes, the WGS-1 Payload launch is projected to occur between December 31, 2005 and June 30, 2006.

Occupancy Period, Launch Date and Launch Vehicle. The Occupancy Period, Launch Date and Launch Vehicle assignment shall be specified by BSS to Astrotech no later than 6 months prior to the anticipated launch date. Once established, modifications to these dates shall be communicated and coordinated as per Section G.6 of the subcontract General Terms and Conditions.

OCCUPANCY START	OCCUPANCY END	TARGET LAUNCH DATE	LAUNCH VEHICLE (ATLAS OR DELTA)
25 NOV 2005	3 MAR 2006

Facility Assignments. Facility assignments for this mission shall be mutually established no later than 3 months prior to the start of the Occupancy Period. Modifications to these dates and assignments shall be communicated and coordinated as per Section G.6 of the subcontract General Terms and Conditions.

BUILDING/ROOM	ENTRY DATE	DEPARTURE DATE
Building 1/High Bay Complex (“A”, “B”, “C” or “D”)
Building 5/Customer Office Space (Receptionist Area & 4 Offices)
Building 9/(“East” or “West”) High Bay Complex
Building 9/Conditioned Storage Area (Atlas missions)
Building 9/Fairing Processing Bay (Delta missions)
Building 9/Payload Encapsulation Bay
Buildings 3, 4 and 6/ Warehouse Storage	Shared space, as required and available.

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APPENDIX A-2

MISSION EXHIBIT

FOR THE WGS-2 PAYLOAD

This Mission Exhibit sets forth the Payload-specific details and requirements for the services to be provided by Astrotech to BSS under this subcontract in support of the launch of WGS-2.

Launch Planning Window. For planning purposes, the WGS-2 Payload launch is projected to occur between July 1, 2006 through December 31, 2006.

Occupancy Period, Launch Date and Launch Vehicle. The Occupancy Period, Launch Date and Launch Vehicle assignment shall be specificed by BSS to Astrotech no later than 6 months prior to the anticipated launch date. Once established, modifications to these dates shall be communicated and coordinated as per Section G.6 of the subcontract General Terms and Conditions.

OCCUPANCY START	OCCUPANCY END	TARGET LAUNCH DATE	LAUNCH VEHICLE (ATLAS OR DELTA)

Facility Assignments. Facility assignments for this mission shall be mutually established no later than 3 months prior to the start of the Occupancy Period. Modifications to these dates and assignments shall be communicated and coordinated as per Section G.6 of the subcontract General Terms and Conditions.

BUILDING/ROOM	ENTRY DATE	DEPARTURE DATE
Building 1/High Bay Complex (“A”, “B”, “C” or “D”)
Building 5/Customer Office Space (Receptionist Area & 4 Offices)
Building 9/(“East” or “West”) High Bay Complex
Building 9/Conditioned Storage Area (Atlas missions)
Building 9/Fairing Processing Bay (Delta missions)
Building 9/Payload Encapsulation Bay
Buildings 3, 4 and 6/Warehouse Storage	Shared space, as required and available.

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APPENDIX A-3

MISSION EXHIBIT

FOR THE WGS-3 PAYLOAD

This Mission Exhibit sets forth the Payload-specific details and requirements for the services to be provided by Astrotech to BSS under this subcontract in support of the launch of WGS-3.

Launch Planning Window. For planning purposes, the WGS-3 Payload launch is projected to occur between November 1, 2006 through April 30, 2007.

Occupancy Period, Launch Date and Launch Vehicle. The Occupancy Period, Launch Date and Launch Vehicle assignment shall be specified by BSS to Astrotech no later than 6 months prior to the anticipated launch date. Once established, modifications to these dates shall be communicated and coordinated as per Section G.6 of the subcontract General Terms and Conditions.

OCCUPANCY START	OCCUPANCY END	TARGET LAUNCH DATE	LAUNCH VEHICLE (ATLAS OR DELTA)

Facility Assignments. Facility assignments for this mission shall be mutually established no later than 3 months prior to the start of the Occupancy Period. Modifications to these dates and assignments shall be communicated and coordinated as per Section G.6 of the subcontract General Terms and Conditions.

BUILDING/ROOM	ENTRY DATE	DEPARTURE DATE
Building 1/High Bay Complex (“A”, “B”, “C” or “D”)
Building 5/Customer Office Space (Receptionist Area & 4 Offices)
Building 9/(“East” or “West”) High Bay Complex
Building 9/Conditioned Storage Area (Atlas missions)
Building 9/Fairing Processing Bay (Delta missions)
Building 9/Payload Encapsulation Bay
Buildings 3, 4 and 6/ Warehouse Storage	Shared space, as required and available.

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APPENDIX B

WGS SPACECRAFT PROCESSING SERVICES

This Appendix B describes the scope of Basic Services available from Astrotech in conjunction with the processing of each WGS Spacecraft for the Service Fee under this Subcontract at the Astrotech Florida facilities. The specific Basic Services to be provided by Astrotech shall be as detailed in the Payload Processing Requirements Document pursuant to Section 2.2 of this Supplier Work Statement.

1.	Arrival and Departure Transportation. Astrotech shall provide equipment and manpower support needed to unload and transport crated flight hardware and associated ground support equipment by commercially available ground transportation vehicles from and to terminals within a 50 mile radius of the Astrotech Facility. This service shall accommodate shipment by air to and from commercial or Government airports in the vicinity of the Astrotech Florida facilities. Astrotech shall arrange for and obtain the necessary permits and licenses (Wide Load, HazMat, etc.) as required by the State of Florida Department of Transportation in support of the Payload arrival and departure operations.

2.	Local Transportation. By means of commercially available ground transportation vehicles, Astrotech shall provide transportation and delivery of the crated Payload or Payload elements, spacecraft propellants, and ground support equipment, within the Astrotech Facility and to and from the Astrotech Florida facilities and designated facilities at the Kennedy Space Center (KSC) or Cape Canaveral Air Force Station (CCAFS).

3.	Use of Astrotech Facilities. Astrotech shall provide use of the following portions of the applicable Astrotech Facility for the duration stated:

(a)	In Building 1: up to 14 weeks use of one High Bay Complex, consisting of the High Bay, adjacent Control Room, and one contiguous Office Area, and Conference Room;

(b)	In Buildings 3, 4 and 6: storage, on a shared space basis, of flight hardware elements, shipping containers, ground support equipment, etc.;

(c)	In Building 5: use of up to 4 offices and shared use of conference rooms and reception area; and

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(d)	In Building 9: up to six weeks use of one Satellite Processing Cell, its associated Garment Change Room, and adjacent Control Room for handling and loading of liquid propellants, spacecraft final testing and closeout operations.

4.	Propellant and Ordnance Handling and Storage. Astrotech shall provide receiving, inspection, and storage of propellants, ordnance items; and bridge-wire checks.

5.	Communications. Astrotech shall provide a fiber-optic communications systems for spacecraft command/ telemetry communications, associated data circuits, and voice communications between the Astrotech Florida facilities and KSC/CCAFS, and between Building 1 and Building 9, in accordance with the defined Astrotech capabilities; closed-circuit television, with video recording capability, in and between Buildings 1, 5 and 9; and local and long distance telephone service. Astrotech shall accommodate data drops that can be connected to a BSS-furnished offsite communications circuit for data transmission back to El Segundo and an Internet access point in the Building 1 control room.

6.	Electrical Power. Astrotech shall provide 60Hz electrical power, as defined in the Facility Accommodation Handbook, for electrical ground support equipment.

7.	USAF/NASA Coordination. Astrotech shall provide coordination with USAF and NASA/Kennedy Space Center for any Services requiring U.S. Government support.

8.	Security. Astrotech shall provide 24 hour-a-day perimeter security at the Astrotech Florida Facilities. Periodic security patrols shall be conducted throughout the Astrotech Florida facilities during non-work hours; digital cypher locks are on all internal and external doors leading into the Payload processing areas; and all buildings are electronically monitored 24 hours-a-day for smoke/fire detection. Doors to all BSS work areas shall have hasps to accommodate BSS-furnished security seals.

9.	Solvents and Gases. Astrotech shall provide gaseous nitrogen, liquid nitrogen, gaseous helium, isopropyl alcohol, deionized water, and other general purpose cleaning agents and solvents in support of the planned spacecraft processing operations.

10.	Hazardous Waste Disposal. Astrotech shall provide disposal of hazardous materials, such as propellants and solvents, resulting from the payload processing activity.

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11.	Sampling and Analysis. Astrotech shall provide sampling and analysis of up to 25 samples of gases, propellants, and cleaning materials.

12.	Emergency Medical and Fire Protection. Emergency medical assistance and fire protection at the Astrotech Florida facilities are provided on a 24-hour per day basis by Brevard County and the City of Titusville, Florida.

13.	Test Equipment. Astrotech shall provide test equipment and tools, as available and on a non-interference basis.

14.	Calibration. Astrotech shall provide standard equipment calibration services for up to ten (10) items of scientific equipment. Astrotech shall provide calibrated (Class F) weights for use during spacecraft fueling operations.

15.	Personnel Protective Suits. Astrotech shall provide air hose-type personnel protective suits, splash suits, and related training and support for up to five personnel for Payload propellant handling, transfer, and fueling operations.

16.	Technical Shop Support. Astrotech shall provide unplanned shop support, as available and on a non-interference basis.

17.	Telephone and Facsimile Service. Astrotech shall provide commercial local and long distance telephone service in all areas used, and shall provide facsimile machines in the Building 1 Office Area and Control Room, and the Building 5 Office Area.

18.	Cellphones and Pagers. Astrotech shall provide 10 local cellphones and 10 local area pagers for BSS use throughout the Occupancy Period.

19.	Photocopiers. Astrotech shall provide copy machines and paper supplies in the Building 1 Office Area and Control Room, and the Building 5 Office Area (shared asset).

20.	Document Destruction. Astrotech shall provide a means of destruction or safe disposal of sensitive and classified paper documentation (e.g., industrial shredding services for company proprietary information and a compliant shredder in the BSS office area for classified destruction).

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21.	Weather Reports. Astrotech shall provide weather warning information, as appropriate, to the BSS Technical Manager, at all times during the Occupancy Period.

22.	Facility Access. Personnel supporting the WGS program shall be granted access to all authorized work areas on a 24-hour basis throughout the Occupancy Period. BSS and the launch service providers shall provide Astrotech with access lists as appropriate.

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APPENDIX C

ATLAS V LAUNCH VEHICLE PROCESSING SERVICES

This Appendix C describes the scope of Basic Services to be provided by Astrotech to the Atlas V launch services provider in conjunction with the processing of each Atlas V payload fairing and Payload encapsulation activity associated with the WGS Spacecraft for the Service Fee under this Subcontract at the Astrotech Florida facilities. The specific Basic Services to be provided by Astrotech shall be as detailed in the Payload Processing Requirements Document pursuant to Section 2.2 of this Supplier Work Statement.

1.	Arrival and Departure Assistance. Astrotech shall assist with loading and off-loading of Atlas V payload fairing components and the associated support equipment at the Astrotech Florida facilities.

2.	Transportation of Base Module and Encapsulated Payload. Astrotech shall arrange for and obtain the necessary permits and licenses (Wide Load, HazMat, etc.) as required by the State of Florida Department of Transportation for transport of the encapsulated Payload from the Astrotech Florida facilities to Space Launch Complex – 41 at CCAFS. Astrotech shall not be responsible for providing the transport vehicle(s) and for conduct of the transportation operation.

3.	Use of Astrotech Facilities. Astrotech shall provide use of the following portions of the applicable Astrotech Florida facilities for the duration stated:

(a)	In Buildings 3, 4 and 6: storage, on a shared space basis, of flight hardware elements, shipping containers, ground support equipment, etc.;

(b)	In Building 7: use of Atlas Technical Support/Break Area for the duration of the mission Occupancy Period for the WGS Spacecraft; and

(d)	In Building 9: for fairing processing, use for up to four weeks of the Conditioned Storage Area, Encapsulation Bay, and outside paved storage for PLF shipping containers. Astrotech will provide the facility data necessary to certify the specified work areas for

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use, to include: temperature, relative humidity, particle counts (from airborne particle counters), non-volatile residue (NVR) and crane proofload/inspection data.

(e)	In Building 1: for office accommodations, the D4 Office Area (or equivalent) from PLF arrival through launch plus one week.

4.	Communications. Astrotech shall provide local and long distance telephone service.

5.	Electrical Power. Astrotech shall provide 60Hz electrical power, as defined in the Facility Accommodation Handbook, in Building 9 for electrical ground support equipment.

6.	USAF/NASA Coordination. Astrotech shall provide coordination with USAF and NASA/Kennedy Space Center for any Services requiring U.S. Government support.

7.	Security. Astrotech shall provide 24 hour-a-day perimeter security at the Astrotech Florida facilities. Periodic security patrols shall be conducted throughout the Astrotech Florida facilities during non-work hours; digital cypher locks are on all internal and external doors leading into the Payload processing areas; and all buildings are electronically monitored 24 hours-a-day for smoke/fire detection.

8.	Solvents and Gases. Astrotech shall provide gaseous nitrogen, isopropyl alcohol, deionized water, and other general purpose cleaning agents and solvents in support of the planned payload fairing/payload adapter processing and spacecraft encapsulation operations. Astrotech will provide the certification data on the gaseous nitrogen (GN2) supply used to purge the payload fairing.

9.	Hazardous Waste Disposal. Astrotech shall provide disposal of hazardous materials, such as propellants and solvents, resulting from the payload fairing preparation and encapsulation activities.

10.	Emergency Medical and Fire Protection. Emergency medical assistance and fire protection at Astrotech Florida facilities are provided by Brevard County and the City of Titusville, Florida.

11.	Technical Shop Support. Astrotech shall provide unplanned shop support, as available and on a non-interference basis.

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12.	Facility Orientation. Astrotech shall provide the necessary facility orientation and heavy equipment familiarization training to the Atlas V launch services provider personnel required for unescorted access to the Astrotech facilities and for unsupervised use of Astrotech heavy equipment (i.e., bridge cranes and forklifts).

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APPENDIX D

DELTA IV LAUNCH VEHICLE PROCESSING SERVICES

This Appendix D describes the scope of Basic Services to be provided by Astrotech to the Delta IV launch services provider in conjunction with the processing of each Delta IV payload fairing and Payload encapsulation activity associated with the WGS Spacecraft for the Service Fee under this Subcontract at the Astrotech Florida facilities. The specific Basic Services to be provided by Astrotech shall be as detailed in the Payload Processing Requirements Document pursuant to Section 2.2 of this Supplier Work Statement.

1.	Arrival and Departure Assistance. Astrotech shall assist with loading and off-loading of Delta IV payload fairing components and the associated support equipment at the Astrotech Florida facilities.

2.	Transportation of Encapsulated Payload. Astrotech shall arrange for and obtain the necessary permits and licenses (Wide Load, HazMat, etc.) as required by the State of Florida Department of Transportation for transport of the encapsulated Payload from the Astrotech Florida facilities to Space Launch Complex – 37 at CCAFS. Astrotech shall not be responsible for providing the transport vehicle(s) and for conduct of the transportation operation.

3.	Use of Astrotech Facilities. Astrotech shall provide use of the following portions of the applicable Astrotech Florida facilities for the duration stated:

(a)	In Buildings 3, 4 and 6: storage, on a shared space basis, of flight hardware elements, shipping containers, ground support equipment, etc.;

(b)	In Building 7: use of Delta Technical Support/Break Area for the duration of the mission Occupancy Period for the WGS Spacecraft; and

(c)	In Building 9: for fairing processing, use for up to four weeks of the Fairing Processing Bay and Encapsulation Bay.

4.	Communications. Astrotech shall provide local and long distance telephone service.

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5.	Electrical Power. 60Hz electrical power, as defined in the Facility Accommodation Handbook, in Building 9 for electrical ground support equipment.

6.	USAF/NASA Coordination. Astrotech shall provide coordination with USAF and NASA/Kennedy Space Center for any Services requiring U.S. Government support.

7.	Security. Astrotech shall provide 24 hour-a-day perimeter security at the Astrotech Florida facilities. Periodic security patrols shall be conducted throughout the Astrotech Florida facilities during non-work hours; digital cypher locks are on all internal and external doors leading into the Payload processing areas; and all buildings are electronically monitored 24 hours-a-day for smoke/fire detection.

8.	Solvents and Gases. Astrotech shall provide gaseous nitrogen, isopropyl alcohol, deionized water, and other general purpose cleaning agents and solvents in support of the planned payload fairing/payload adapter processing and spacecraft encapsulation operations.

9.	Hazardous Waste Disposal. Astrotech shall provide disposal of hazardous materials, such as propellants and solvents, resulting from the payload fairing preparation and encapsulation activities.

10.	Emergency Medical and Fire Protection. Emergency medical assistance and fire protection at Astrotech Florida facilities are provided by Brevard County and the City of Titusville, Florida.

11.	Technical Shop Support. Astrotech shall provide unplanned shop support, as available and on a non-interference basis.

International Launch Services

CLSB-0501-0013

07 January 2005

Mr. John Satrom

Senior Vice President and General Manager

Astrotech Space Operations, Inc.

1515 Chaffee Drive

Titusville, FL 32780

Voice	(321) 268-3830
Fax	(321) 360-1908

Subject:	ASO Direct Contracting for Atlas Missions

Reference:	Agreement No. 48801

Dear Mr. Satrom:

The purpose of this letter is to set forth our agreement on the subject, whereby Astrotech Space Operations, Inc. (ASO) will be able to contract directly with an entity other than Lockheed Martin Commercial Launch Services (LMCLS) for payload processing services and credit LMCLS for the associated Atlas missions.

Wideband Gap-filler Satellite (WGS) Program (for Atlas WGS missions only)

LMCLS hereby grants to ASO the right, subject to the terms set forth herein, to enter into an agreement(s) with Boeing Launch Services (BLS) or Boeing Satellite Systems (BSS) for the payload processing of WGS missions that utilize Atlas launch services (Atlas WGS missions.) Each Atlas WGS mission processed by ASO will count as one of the four (4) missions that LMCLS guarantees per year to ASO under the terms of the referenced Agreement, provided no more than four (4) Atlas missions utilizing ASO services have been processed in that calendar year including the Atlas WGS mission(s). The terms of this letter shall only apply to the three (3) WGS missions currently under contract by the U.S. Air Force with BSS, designated WGS1, WGS2 and WGS3.

For each Atlas WGS mission, the following shall apply:

1)	Credit Amount: The credit amount for each mission shall be calculated by adding one quarterly Facilities Services Fee (FSF) plus one Mission Services Fee (MSF) for the contract calendar year in which the mission is launched:

a.	For CY2005, $563K + $290K = $853K

b.	For CY2006, $567K + $304K = $871K

1660 International Drive Suite 800 - McLean Virginia 22102 USA • Tel 571 633 7400 • Fax 571 633 7500

CLSB-0501-0013

2)	Timing of Payments and Credits:

LMCLS shall continue paying SouthTrust Bank the quarterly Facilities Services Fee(s) per the terms of the referenced Agreement. ASO shall apply any credits owed to LMCLS as a result of the WGS Atlas mission(s) against any guaranteed Mission Services Fee(s) due and payable by LMCLS to ASO in the fourth quarter of CY2005 and/or CY2006. Credits associated with the ASO processing of WGS Atlas missions scheduled for launch after 31 December 2006 shall be applied against the CY2006 guarantees. Payment for any remaining credit balance owed LMCLS by ASO, if any, will be made as follows:

a.	Fifty percent (50%) of cash credit payable to LMCLS on or before 01 August 2006 (tollable by LMCLS on 01 July 2006 with terms of Net 30 days)

b.	Fifty-percent (50%) of cash credit payable to LMCLS on or before 01 November 2006 (tollable by LMCLS on 01 October 2006 with terms of Net 30 days)

For example, should the WGS2 and WGS3 utilize Atlas launch services, ILS will not be responsible for paying ASO the $1,216K ($304K x 4 MSF) in the fourth quarter 2006 that would otherwise be due. The remaining $526K (please refer to attached spreadsheet) would be paid by ASO to LMCLS in two installments of $263K as set forth above.

Other CY 2005 & CY2006 Atlas Missions

In the event one or two non-WGS missions are contracted for by LMCLS and processed at ASO and launch before 30 June 2007, then those non-WGS missions shall be processed by ASO at no additional cost to LMCLS.

Subject to LMCLS approval, other non-WGS Atlas missions contracted for by ASO and processed at the Astrotech Florida facilities for launch on or before 30 June 2007, shall be subject to the same credit terms as specified for the WGS Atlas missions above.

Enclosed please find a spreadsheet attachment that illustrates the credit calculations for the WGS and unassigned 2006 missions as described above based upon the projected Atlas launch manifest and the current launch vehicle assignments for the WGS program.

If the approach set forth in this letter is acceptable to ASO, please provide your signature concurrence and return this letter to my attention at fax 571-633-7536.

Sincerely,	Concurrence:

/s/ PAULO KLÜBER	/s/ JOHN SATROM
Paulo Klüber	John Satrom
Contracts Specialist	Senior Vice-President and General Manager

Date 19 January 2005

Attachment to CLSB-0501-0013

ASO/LMCLS Payments and Credits

2006	Facilities Fees	Mission Fees	Total /Mission
WGS-2	567,063	303,938	871,001
WGS-3	567,063	303,938	871,001
Mission # 3	567,063	303,938	871,001
Mission # 4	567,063	303,938	871,001

ILS Payments to Bank on behalf of ASO	2,268,252
Amount that ILS owes to ASO (waived)		1,215,752
Amount that ASO owes to ILS ($871K x 2 WGS Missions)			1,742,002

Payment due from ASO to ILS			526,250
(calculated as $1,742,002 due less $1,215,752 waived)
50% paid on or before 01 August 2006
50% paid on or before 01 November 2006

ILS Proprietary and Confidential	07 January 2005